UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

UNITED CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10104	04-2294493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Park Place, Great Neck, New York		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 466-6464

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2011 A.F. Petrocelli, the Chairman of the Board, President and Chief Executive Officer of United Capital Corp. (the “Company”), sold to the Company 400,000 shares of the Company’s Common Stock, $.10 par value (the “Common Stock”), at a purchase price of $25.39 per share.  The sales price was the closing price of the Company’s Common Stock on June 6, 2011.  The sale of the Common Stock to the Company was approved by a Committee of the Board of Directors consisting of all of the Directors of the Company other than Mr. Petrocelli.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1--	Agreement, dated June 7, 2011, between the Company and A. F. Petrocelli

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2011	UNITED CAPITAL CORP.

	By:	/s/ Anthony J. Miceli
		Name:	Anthony J. Miceli
		Title:	Vice President, Chief Financial Officer and Secretary